UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

OrthoPediatrics Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-38242	26-1761833
(Commission File Number)	(IRS Employer Identification No.)

2850 Frontier Drive Warsaw, Indiana	46582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 268-6379

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00025 par value per share	KIDS	Nasdaq Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

ITEM 1.01	ENTRY INTO OR AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2026, OrthoPediatrics Corp. (the “Company”) and its wholly owned domestic subsidiaries, as borrowers (collectively, the “Credit Parties”), entered into a First Amendment (the “Amendment”) to that certain Credit Agreement and Guaranty (the “Term Loan Agreement”) dated August 5, 2024, by and among the Credit Parties, any additional borrowers from time to time party thereto, any guarantors from time to time party thereto, one or more funds managed by Braidwell LP, as lenders, the other lenders from time to time party thereto, and Wilmington Trust, National Association, as agent. The Amendment provides the Company with incremental committed financing capacity by establishing a new delayed draw term loan facility in an aggregate principal amount not to exceed $20.0 million, which, subject to certain conditions set forth in the Amendment, may be drawn until June 30, 2027, in minimum $10.0 million increments. The delayed draw structure allows the Company to access capital only as needed, supporting disciplined liquidity management and capital deployment. The facility features similar terms to those previously contained in the Term Loan Agreement, including: interest at a rate per annum equal to the SOFR Interest Rate (with a floor of 3.25%) plus 6.50%; a Company election to make a payment-in-kind interest payment equal to 1.00% per annum of the interest rate; interest-only until the August 5, 2029 maturity date; and certain financial covenants. The Company believes these terms provide an efficient and flexible source of capital while preserving near-term cash flow and is not required to draw on the delayed draw facility in connection with the Amendment. The Company is also obligated to pay a 1.00% upfront fee, a 0.05% per annum delayed draw ticking fee, and certain exit fees and prepayment fees generally consistent with those contained in the Term Loan Agreement.

The above description of the Amendment is a summary and is not complete. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the above summary is qualified in its entirety by reference to the terms of the Amendment, which is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)        Exhibits.

Exhibit No.	Description of Exhibit

10.1+	First Amendment to Credit Agreement and Guaranty, dated as of March 31, 2026, by and among OrthoPediatrics Corp. and its wholly owned domestic subsidiaries, as borrowers, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Wilmington Trust, National Association, as agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain exhibits and disclosure schedules to the First Amendment to Credit Agreement and Guaranty have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the exhibits and disclosure schedules to the First Amendment to Credit Agreement and Guaranty to the Securities and Exchange Commission upon request.

* * * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2026

OrthoPediatrics Corp.

By:	/s/ Daniel J. Gerritzen
Daniel J. Gerritzen,
General Counsel and Secretary